Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated July 23, 1999, includd in the Annual Report on Form 10-K of Chemfab Corporation for the year ended June 30, 1999, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.